NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
January 30, 2014	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Fourth Quarter and Full Year 2013 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter and year ended December 31, 2013, of $5.32 million and $23.31 million, respectively. Net income available to common shareholders totaled $5.07 million, or $0.26 per diluted common share, for the quarter ended December 31, 2013. Net income available to common shareholders totaled $22.29 million, or $1.11 per diluted common share, for the year ended December 31, 2013. Excluding nonrecurring income and expense items, core earnings for the quarter and year ended December 31, 2013, totaled $6.35 million and $24.80 million, respectively.

On January 28, 2014, the Board of Directors declared a quarterly cash dividend to common stockholders of 12 cents ($0.12). The current year marks the 29th consecutive year of cash dividends paid to stockholders. The dividend is payable on February 21, 2014, to shareholders of record on February 7, 2014.

Fourth Quarter 2013 Highlights –

•	The non-covered loan portfolio increased $25.77 million compared to the third quarter of 2013 and $41.49 million compared to year end 2012. The increase is primarily attributed to new commercial real estate volume in West Virginia, Central North Carolina, and Eastern Virginia. This marks the third consecutive quarter non-covered loan growth has exceeded covered loan declines.
•	Annualized non-covered loan growth was 6.67% during the fourth quarter.
•	Non-covered nonaccrual loans totaled $19.16 million as of December 31, 2013, compared to $23.93 million as of December 31, 2012, which is the lowest level reported since the first quarter of 2011.
•	Non-covered nonperforming loans as a percentage of total non-covered loans decreased 66 basis points to 1.31% compared with year end 2012, which is the lowest level reported since the third quarter of 2009. Non-covered nonperforming loans continue to decrease as a result of successful resolution efforts.
•	The Company incurred expenses of $1.52 million related to the closure/consolidation of seven branches, which are expected to occur during the first half of 2014 and estimated to realize pre-tax annualized net cost savings of over $900 thousand.
•	The Company repurchased 1,404,409 shares during the fourth quarter of 2013 bringing the total number of shares repurchased in 2013 to 1,739,601. The Company continued to repurchase shares in 2014, with 117,500 shares repurchased for $1.92 million through January 29, 2014.

Net Interest Income

Net interest income decreased $3.04 million, or 11.65%, to $23.09 million for the fourth quarter of 2013 compared with the same quarter of 2012. The tax equivalent net interest margin decreased 34 basis points to 4.15% for the fourth quarter of 2013 compared with 4.49% for the same quarter of 2012. Total interest income decreased $3.89 million, or 12.45%, to $27.36 million for the fourth quarter of 2013 compared with the same quarter of 2012. The tax equivalent yield on loans decreased 83 basis points to 5.60% and the average loan balance decreased $39.79 million, or 2.28%, to $1.71 billion for the fourth quarter of 2013 compared with the same quarter of 2012.

Loan interest accretion stemming from the Peoples and Waccamaw acquisitions totaled $4.39 million for the fourth quarter of 2013 compared to $8.16 million for the same quarter of 2012. During the fourth quarter of 2013, approximately $1.80 million of the loan interest accretion from the Peoples and Waccamaw portfolios was received in cash. The normalized net interest margin for the fourth quarters of 2013 and 2012, which excludes non-cash loan interest accretion, was 3.70% and 3.46%, respectively. The normalized yield on loans for the fourth quarters of 2013 and 2012 was 5.00% and 5.03%, respectively.

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Total interest expense decreased $848 thousand, or 16.56%, to $4.27 million for the fourth quarter of 2013 compared with the same quarter of 2012. Deposit costs decreased $573 thousand, or 22.00%, to $2.03 million for the fourth quarter of 2013 compared with the same quarter of 2012, reflecting an 11 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $275 thousand, or 10.93%, to $2.24 million for the fourth quarter of 2013 compared with the same quarter of 2012. The average rate paid on interest-bearing liabilities decreased 12 basis points to 0.89% for the fourth quarter of 2013 compared with the same quarter of 2012. The average balance of interest-bearing liabilities decreased $103.56 million, or 5.14%, to $1.91 billion for the fourth quarter of 2013 compared with the same quarter of 2012, which included a $74.57 million decrease in average interest-bearing deposits and a $28.99 million decrease in average total borrowings.

Noninterest Income

Noninterest income decreased $1.94 million, or 21.08%, to $7.27 million for the fourth quarter of 2013 compared with the same quarter of 2012, which is largely due to a $320 thousand net impairment loss related to securities and a $1.63 million increase in the net amortization of the FDIC indemnification asset as a result of improved loss estimates. Wealth management revenues decreased $130 thousand, or 15.08%, for the fourth quarter of 2013 compared with the same quarter of 2012. The Trust and Wealth Management Divisions reported $706 million in combined assets under management as of December 31, 2013. Service charges on deposit accounts decreased $333 thousand, or 8.70%, while other service charges and fees increased $113 thousand, or 6.72%, for the fourth quarter of 2013 compared with the same quarter of 2012. Insurance commissions increased $185 thousand, or 15.23%, to $1.40 million for the fourth quarter of 2013 compared with the same quarter of 2012. The Company realized a $208 thousand net gain on sale of securities for the fourth quarter of 2013, which was a slight decrease compared to the same quarter of 2012. Amortization expense relating to the FDIC indemnification asset totaled $1.31 million during the fourth quarter of 2013, compared to accretion income of $327 thousand for the same quarter of 2012. Other operating income increased $182 thousand, or 16.73%, for the fourth quarter of 2013 compared with the same quarter of 2012. The Company incurred other-than-temporary impairment charges of $320 thousand during the fourth quarter of 2013 related to a non-Agency mortgage-backed security.

Noninterest Expense

Noninterest expense experienced a decrease of $658 thousand, or 3.03%, to $21.08 million for the fourth quarter of 2013 compared with the same quarter of 2012. Salaries and employee benefits decreased $608 thousand, or 5.69%, to $10.09 million for the fourth quarter of 2013 compared with the same quarter of 2012. Salaries and employee benefits attributed to the Peoples and Waccamaw branches decreased $559 thousand to $1.33 million for the fourth quarter of 2013 compared with the same quarter of 2012, which was largely due to a $296 thousand decrease in employee salaries and a $176 thousand decrease in employee benefits, primarily medical insurance, coupled with a reduction of 6 full-time equivalent employees. Occupancy, furniture, and equipment expense decreased $624 thousand, or 18.67%, to $2.72 million for the fourth quarter of 2013 compared with the same quarter of 2012. Other operating expense increased $1.52 million, or 24.31%, to $7.77 million for the fourth quarter of 2013 compared with the same quarter of 2012. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $970 thousand for the fourth quarter of 2013 compared to $312 thousand for the same quarter of 2012. The Company incurred $1.52 million in charges related to seven scheduled branch closures/consolidations that are slated to occur during the first half of 2014. The Company anticipates those branch closures/consolidations to result in pre-tax annualized net cost savings of over $900 thousand. The efficiency ratio for the fourth quarter of 2013 was 58.84% compared to 57.43% for the fourth quarter of 2012.

Allowance for Loan Losses and Asset Quality

The allowance for loan losses was reduced to $24.08 million as of December 31, 2013, compared with $25.77 million as of December 31, 2012. As of December 31, 2013, $22.82 million of the allowance was attributed to the legacy portfolio while $183 thousand and $1.07 million were attributed to the acquired Peoples and Waccamaw portfolios, respectively. Non-covered loans and other real estate owned are those assets not covered by loss share agreements between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses as a percentage of non-covered loans was 1.54% as of December 31, 2013, compared with 1.70% as of December 31, 2012. Activity in the allowance in the fourth quarter of 2013 included a $308 thousand, or 25.25%, increase in the provision for loan losses charged to operations compared with the same period of the prior year. Activity in the fourth quarter also included a net recovery of previous impairments recorded through the FDIC indemnification asset of $361 thousand as a result of better than expected performance in the Waccamaw purchased credit impaired loan portfolio. There was no provision related to purchased credit impaired loans prior to 2013. Net charge-offs increased $470 thousand, or 36.58%, in the fourth quarter of 2013 compared with the same quarter of 2012. Annualized net charge-offs were 0.45% for the fourth quarter of 2013, which represents an increase of 11 basis points compared with 0.34% for the fourth quarter of 2012. Two loan relationships accounted for 25.68% of annual net charge-offs of $10.35 million in 2013.

Asset quality in the non-covered portfolio continues to improve, as non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans decreased to 1.98% as of December 31, 2013, compared to 2.57% for the same period of the prior year. Non-covered nonaccrual loans totaled $19.16 million as of December 31, 2013, compared to $23.93 million as of December 31, 2012, which is the lowest level reported since the first quarter of 2011. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.31% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.14%.

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Total nonperforming assets, including covered and non-covered loan portfolios, consisted of $22.51 million in nonaccrual loans, $86 thousand in accruing loans past due 90 days or more, $1.31 million in unseasoned, accruing troubled debt restructurings, and $14.86 million in other real estate owned as of December 31, 2013. In comparison, total nonperforming assets consisted of $28.25 million in nonaccrual loans, $6.01 million in unseasoned, accruing troubled debt restructurings, and $9.00 million in other real estate owned as of December 31, 2012. In addition, total non-covered nonperforming assets decreased $7.90 million, or 22.13%, and total covered nonperforming assets decreased $4.50 million, or 10.39%, as of December 31, 2013, compared to December 31, 2012.

Balance Sheet and Capital

Consolidated assets totaled $2.60 billion as of December 31, 2013, a decrease of $126.35 million, or 4.63%, compared with $2.73 billion as of December 31, 2012. Consolidated liabilities totaled $2.27 billion as of December 31, 2013, a decrease of $98.64 million, or 4.16%, compared with $2.37 billion as of December 31, 2012. Total stockholders’ equity decreased to $328.61 million as of December 31, 2013, compared with $356.32 million as of December 31, 2012. Book value per as-converted common share increased to $16.79 as of December 31, 2013, compared with $16.76 as of December 31, 2012. Tangible book value per common share decreased to $11.26 as of December 31, 2013, compared with $11.66 as of December 31, 2012. Additionally, the Company repurchased 1,404,409 common shares for $23.21 million and paid a cash dividend of $0.12 per common share during the fourth quarter of 2013.

The Company significantly exceeds regulatory “well capitalized” targets as of December 31, 2013, with a total risk-based capital ratio of 16.44%, a Tier 1 risk-based capital ratio of 15.19%, and a Tier 1 leverage ratio of 9.95%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding our operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

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About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.60 billion financial holding company and the parent company of First Community Bank. First Community Bank operates seventy-one banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a combined market value of $706 million as of December 31, 2013. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates nine insurance locations throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC.” Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Amounts in thousands, except share and per share data)	2013	2012	2013	2012
Interest income
Interest and fees on loans held for investment	$24,053	$28,188	$96,600	$96,684
Interest on securities -- taxable	2,121	1,770	7,875	7,830
Interest on securities -- nontaxable	1,159	1,216	4,790	4,883
Interest on deposits in banks	31	82	211	259
Total interest income	27,364	31,256	109,476	109,656
Interest expense
Interest on deposits	2,031	2,604	8,823	9,972
Interest on short-term borrowings	536	656	2,222	2,515
Interest on long-term borrowings	1,705	1,860	6,789	7,113
Total interest expense	4,272	5,120	17,834	19,600
Net interest income	23,092	26,136	91,642	90,056
Provision for loan losses	1,528	1,220	8,208	5,678
Net interest income after provision for loan losses	21,564	24,916	83,434	84,378
Noninterest income
Wealth management income	732	862	3,412	3,701
Service charges on deposit accounts	3,493	3,826	13,558	14,063
Other service charges and fees	1,795	1,682	7,151	6,462
Insurance commissions	1,400	1,215	5,933	5,743
Net impairment losses recognized in earnings	(320)	-	(320)	(942)
Net gain on sale of securities	208	213	399	483
Net FDIC indemnification asset (amortization) accretion	(1,307)	327	(5,597)	458
Other operating income	1,270	1,088	5,555	6,742
Total noninterest income	7,271	9,213	30,091	36,710
Noninterest expense
Salaries and employee benefits	10,085	10,693	41,235	38,667
Occupancy expense of bank premises	1,683	1,938	7,033	6,872
Furniture and equipment	1,035	1,404	4,966	4,145
Amortization of intangible assets	184	191	729	804
FDIC premiums and assessments	316	389	1,717	1,612
Merger related expense	-	866	56	5,093
Other operating expense	7,772	6,252	23,569	21,190
Total noninterest expense	21,075	21,733	79,305	78,383
Income before income taxes	7,760	12,396	34,220	42,705
Income tax expense	2,436	3,957	10,908	14,128
Net income	5,324	8,439	23,312	28,577
Dividends on preferred stock	252	272	1,024	1,058
Net income available to common shareholders	$5,072	$8,167	$22,288	$27,519

Basic earnings per common share	$0.27	$0.41	$1.13	$1.44
Diluted earnings per common share	0.26	0.40	1.11	1.40
Cash dividends per common share	0.12	0.11	0.48	0.43

Weighted average basic shares outstanding	19,136,317	20,063,873	19,792,099	19,127,065
Weighted average diluted shares outstanding	20,233,737	21,314,023	20,961,800	20,419,569

Return on average assets	0.77%	1.19%	0.84%	1.10%
Return on average common equity	6.14%	9.59%	6.57%	8.70%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands, except share and per share data)	2013	2013	2013	2013	2012
Interest Income
Interest and fees on loans held for investment	$24,053	$23,439	$24,264	$24,844	$28,188
Interest on securities -- taxable	2,121	1,999	1,869	1,886	1,770
Interest on securities -- nontaxable	1,159	1,216	1,207	1,208	1,216
Interest on deposits in banks	31	42	72	66	82
Total interest income	27,364	26,696	27,412	28,004	31,256
Interest Expense
Interest on deposits	2,031	2,147	2,283	2,362	2,604
Interest on short-term borrowings	536	517	579	590	656
Interest on long-term borrowings	1,705	1,706	1,688	1,690	1,860
Total interest expense	4,272	4,370	4,550	4,642	5,120
Net interest income	23,092	22,326	22,862	23,362	26,136
Provision for loan losses	1,528	2,333	3,205	1,142	1,220
Net interest income after provision for loan losses	21,564	19,993	19,657	22,220	24,916
Noninterest Income
Wealth management income	732	863	971	846	862
Service charges on deposit accounts	3,493	3,582	3,315	3,168	3,826
Other service charges and fees	1,795	1,777	1,793	1,786	1,682
Insurance commissions	1,400	1,559	1,308	1,666	1,215
Net impairment losses recognized in earnings	(320)	-	-	-	-
Net gain (loss) on sale of securities	208	(39)	113	117	213
Net FDIC indemnification asset (amortization) accretion	(1,307)	(1,089)	(1,662)	(1,539)	327
Other operating income	1,270	1,458	1,010	1,817	1,088
Total noninterest income	7,271	8,111	6,848	7,861	9,213
Noninterest Expense
Salaries and employee benefits	10,085	11,080	9,960	10,110	10,693
Occupancy expense of bank premises	1,683	1,700	1,795	1,855	1,938
Furniture and equipment	1,035	1,288	1,300	1,343	1,404
Amortization of intangible assets	184	183	183	179	191
FDIC premiums and assessments	316	460	469	472	389
Merger related expense	-	-	7	49	866
Other operating expense	7,772	5,442	4,819	5,536	6,252
Total noninterest expense	21,075	20,153	18,533	19,544	21,733
Income before income taxes	7,760	7,951	7,972	10,537	12,396
Income tax expense	2,436	2,539	2,537	3,396	3,957
Net income	5,324	5,412	5,435	7,141	8,439
Dividends on preferred stock	252	261	253	258	272
Net income available to common shareholders	$5,072	$5,151	$5,182	$6,883	$8,167

Basic earnings per common share	$0.27	$0.26	$0.26	$0.34	$0.41
Diluted earnings per common share	0.26	0.26	0.26	0.34	0.40
Cash dividends per common share	0.12	0.12	0.12	0.12	0.11

Weighted average basic shares outstanding	19,136,317	20,008,861	19,997,991	20,032,694	20,063,873
Weighted average diluted shares outstanding	20,233,737	21,123,788	21,205,078	21,258,490	21,314,023

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
(Amounts in thousands, except per share data)
Net income, GAAP	$5,324	$8,439	$23,312	$28,577
Non-GAAP adjustments:
Net impairment losses recognized in earnings	320	-	320	942
Net gain on sale of securities	(208)	(213)	(399)	(483)
Net gain on debt prepayment	-	-	(296)	-
Merger related expense	-	866	56	5,093
Branch closure/consolidation expense	1,520	-	1,520	-
Prospective correction of prior period understatement	-	-	-	(2,395)
Other noncore, nonrecurring items	-	-	1,180	-
Total adjustments to core earnings	1,632	653	2,381	3,157
Tax effect	610	247	889	1,193
Core earnings, non-GAAP	$6,346	$8,845	$24,804	$30,541

Core return on average assets	0.96%	1.29%	0.93%	1.22%
Core return on average common equity	7.69%	10.38%	7.31%	9.66%
Core return on average tangible common equity	11.47%	15.22%	10.74%	13.98%
Core diluted earnings per common share	$0.31	$0.41	$1.18	$1.50

FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
(Amounts in thousands)
Noninterest expense, GAAP	$21,075	$21,733	$79,305	$78,383
Non-GAAP adjustments:
Merger related expense	-	(866)	(56)	(5,093)
OREO expense and net loss	(970)	(312)	(2,037)	(1,893)
Branch closure/consolidation expense	(1,520)	-	(1,520)	-
Other noncore, nonrecurring items	-	-	(1,180)	-
Adjusted noninterest expense	18,585	20,555	74,512	71,397

Net interest income, GAAP	23,092	26,136	91,642	90,056
Noninterest income, GAAP	7,722	9,213	30,542	36,710
Non-GAAP adjustments:
Tax equivalency adjustment	662	658	2,741	2,747
Net impairment losses recognized in earnings	320	-	320	942
Net gain on sale of securities	(208)	(213)	(399)	(483)
Net gain on debt prepayment	-	-	(296)	-
Prospective correction of prior period understatement	-	-	-	(2,395)
Adjusted net interest and noninterest income	31,588	35,794	124,550	127,577

Non-GAAP efficiency ratio	58.84%	57.43%	59.82%	55.96%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
(Amounts in thousands)
Cash and due from banks	$43,598	$47,982	$44,307	$41,467	$50,405
Federal funds sold	1,817	33,374	22,876	110,544	66,509
Interest-bearing deposits in banks	11,152	11,219	14,936	15,030	27,933
Total cash and cash equivalents	56,567	92,575	82,119	167,041	144,847
Securities available-for-sale	519,820	545,676	550,158	537,507	534,358
Securities held-to-maturity	568	567	627	816	816
Loans held for sale	883	825	4,621	2,794	6,672
Loans held for investment, net of unearned income:
Covered under loss share agreements	151,682	163,425	184,076	195,060	207,106
Not covered under loss share agreements	1,559,039	1,533,272	1,507,422	1,494,232	1,517,547
Less allowance for loan losses	(24,077)	(24,665)	(23,122)	(24,850)	(25,770)
Loans, net	1,687,527	1,672,857	1,672,997	1,667,236	1,705,555
FDIC indemnification asset	34,691	37,102	40,389	43,921	48,149
Property, plant, and equipment, net	61,116	63,526	64,085	64,812	64,868
Other real estate owned:
Covered under loss share agreements	7,541	7,381	6,407	6,911	3,255
Not covered under loss share agreements	7,318	5,450	4,743	4,439	5,749
Interest receivable	7,521	7,336	8,010	8,166	7,842
Goodwill	105,455	104,892	104,892	104,689	104,866
Intangible assets	2,866	2,976	3,159	3,344	3,522
Other assets	111,524	112,313	113,149	111,409	105,040
Total assets	$2,602,514	$2,652,651	$2,650,735	$2,720,291	$2,728,867

Deposits:
Noninterest-bearing	$339,680	$353,951	$349,972	$355,918	$343,352
Interest-bearing	361,821	374,546	354,862	377,445	353,321
Savings	524,010	527,887	513,781	513,322	500,276
Time	725,231	740,181	770,081	800,812	833,226
Total deposits	1,950,742	1,996,565	1,988,696	2,047,497	2,030,175
Interest, taxes, and other liabilities	22,770	24,653	23,019	26,740	28,816
Federal funds purchased	16,000	-	-	-	-
Securities sold under agreements to repurchase	118,308	114,647	121,204	121,506	136,118
FHLB borrowings	150,000	150,000	150,000	150,000	161,558
Other borrowings	16,088	15,839	15,877	15,877	15,877
Total liabilities	2,273,908	2,301,704	2,298,796	2,361,620	2,372,544

Preferred stock	15,251	15,471	15,921	17,421	17,421
Common stock	20,493	20,478	20,447	20,343	20,343
Additional paid-in capital	215,663	215,671	215,139	213,855	213,829
Retained earnings	125,826	123,018	120,273	117,489	113,013
Treasury stock, at cost	(33,887)	(10,946)	(7,763)	(7,517)	(6,458)
Accumulated other comprehensive loss	(14,740)	(12,745)	(12,078)	(2,920)	(1,825)
Total stockholders' equity	328,606	350,947	351,939	358,671	356,323
Total liabilities and stockholders' equity	$2,602,514	$2,652,651	$2,650,735	$2,720,291	$2,728,867

Shares outstanding at period end	18,514,579	19,888,028	20,060,862	19,985,212	20,053,466
Book value per common share at period end(1)	$16.79	$16.75	$16.63	$16.93	$16.76
Tangible book value per common share at period end(2)	$11.26	$11.60	$11.53	$11.83	$11.66

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

8

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2013	2013	2013	2013	2012
Allowance for Loan Losses
Beginning balance	$24,665	$23,122	$24,850	$25,770	$25,835
Provision for loan losses charged to operations	1,528	2,333	3,205	1,142	1,220
(Recovery of) provision for loan losses recorded through the FDIC indemnification asset	(361)	812	-	-	-
Charge-offs	(2,807)	(1,955)	(5,006)	(2,759)	(1,717)
Recoveries	1,052	353	73	697	432
Net charge-offs	(1,755)	(1,602)	(4,933)	(2,062)	(1,285)
Ending balance	$24,077	$24,665	$23,122	$24,850	$25,770

Summary of Asset Quality
Non-covered loans
Nonaccrual loans	$19,161	$26,397	$29,125	$30,076	$23,931
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs")(1)	1,311	2,228	276	1,596	6,009
Total non-covered nonperforming loans	20,472	28,625	29,401	31,672	29,940
Other real estate owned ("OREO") not covered under FDIC loss share agreements	7,318	5,450	4,743	4,439	5,749
Total non-covered nonperforming assets	$27,790	$34,075	$34,144	$36,111	$35,689
Covered Loans
Nonaccrual loans	$3,353	$3,579	$3,889	$4,567	$4,323
Accruing loans past due 90 days or more	86	82	-	-	-
Total covered nonperforming loans	3,439	3,661	3,889	4,567	4,323
OREO covered under FDIC loss share agreements	7,541	7,381	6,407	6,911	3,255
Total covered nonperforming assets	10,980	11,042	10,296	11,478	7,578
Total nonperforming assets	$38,770	$45,117	$44,440	$47,589	$43,267

Performing TDRs(2)	$10,900	$9,697	$10,927	$10,272	$6,038
Total TDRs(3)	12,211	11,925	11,203	11,868	12,047

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	1.31%	1.87%	1.95%	2.12%	1.97%
Nonperforming assets to total assets	1.14%	1.37%	1.39%	1.43%	1.42%
Allowance for loan losses to nonperforming loans	117.61%	86.17%	78.64%	78.46%	86.07%
Allowance for loan losses to non-covered total loans	1.54%	1.61%	1.53%	1.66%	1.70%
Annualized net charge-offs to average loans	0.45%	0.42%	1.31%	0.56%	0.34%
Including covered assets
Nonperforming loans to total loans	1.40%	1.90%	1.97%	2.15%	1.99%
Nonperforming assets to total assets	1.49%	1.70%	1.68%	1.75%	1.59%
Nonperforming assets to total loans and other real estate owned	145.60%	149.60%	160.70%	166.08%	232.81%
Allowance for loan losses to nonperforming loans	100.69%	76.40%	69.46%	68.57%	75.21%
Allowance for loan losses to total loans	1.41%	1.45%	1.37%	1.47%	1.49%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Selected Ratios
Return on average assets	0.77%	0.77%	0.78%	1.03%	1.19%
Return on average common equity	6.14%	6.06%	5.97%	8.11%	9.59%
Core return on average assets, non-GAAP	0.96%	0.92%	0.80%	1.05%	1.29%
Core return on average common equity, non-GAAP	7.69%	7.19%	6.19%	8.23%	10.38%
Net interest margin	4.15%	3.99%	4.07%	4.15%	4.49%
Non-GAAP efficiency ratio quarter-to-date	58.84%	60.35%	60.60%	59.55%	57.43%
Non-GAAP efficiency ratio year-to-date	59.82%	60.16%	60.07%	59.55%	55.96%
Total equity to total assets	12.63%	13.23%	13.28%	13.19%	13.06%
Average earning assets to average assets	86.60%	86.51%	86.72%	86.96%	86.87%
Average loans to average deposits	86.53%	85.13%	84.33%	84.98%	85.71%

(Amounts in thousands)
Average Balances
Loans	$1,705,790	$1,694,243	$1,692,248	$1,706,296	$1,745,584
Investment securities	535,641	548,283	548,101	545,497	519,798
Earning assets	2,269,354	2,287,785	2,323,517	2,350,686	2,376,805
Total assets	2,620,543	2,644,632	2,679,295	2,703,029	2,736,037
Total deposits	1,971,358	1,990,163	2,006,626	2,007,840	2,036,697
Interest-bearing deposits	1,625,421	1,641,007	1,662,446	1,675,654	1,699,991
Borrowings	285,658	281,250	289,289	309,333	314,645
Interest-bearing liabilities	1,911,079	1,922,257	1,951,735	1,984,987	2,014,636
Stockholders' equity	342,912	352,993	365,217	361,549	356,812
Tax equivalent net interest income	23,754	23,017	23,555	24,057	26,832

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended December 31,
	2013			2012
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest (1)	Rate (1)	Balance	Interest (1)	Rate (1)
Assets
Earning assets
Loans(2)	$1,705,790	$24,097	5.60%	$1,745,584	$28,231	6.43%
Securities available-for-sale	535,074	3,887	2.88%	518,982	3,623	2.78%
Securities held-to-maturity	567	11	7.70%	816	16	7.80%
Interest-bearing deposits	27,923	31	0.44%	111,423	82	0.29%
Total earning assets	2,269,354	28,026	4.90%	2,376,805	31,952	5.35%
Other assets	351,189			359,232
Total assets	$2,620,543			$2,736,037

Liabilities
Interest-bearing deposits
Demand deposits	$369,516	$66	0.07%	$351,329	$62	0.07%
Savings deposits	521,589	140	0.11%	495,116	156	0.13%
Time deposits	734,316	1,825	0.99%	853,546	2,386	1.11%
Total interest-bearing deposits	1,625,421	2,031	0.50%	1,699,991	2,604	0.61%
Borrowings
Federal funds purchased	2,505	2	0.32%	-	-	-
Retail repurchase agreements	62,212	25	0.16%	79,014	105	0.53%
Wholesale repurchase agreements	50,000	473	3.76%	58,196	540	3.69%
FHLB advances and other borrowings	170,941	1,741	4.04%	177,435	1,871	4.19%
Total borrowings	285,658	2,241	3.11%	314,645	2,516	3.18%
Total interest-bearing liabilities	1,911,079	4,272	0.89%	2,014,636	5,120	1.01%
Noninterest-bearing demand deposits	345,937			336,706
Other liabilities	20,615			27,883
Total liabilities	2,277,631			2,379,225
Stockholders' equity	342,912			356,812
Total liabilities and stockholders' equity	$2,620,543			$2,736,037
Net interest income, tax equivalent		$23,754			$26,832
Net interest rate spread(3)			4.01%			4.34%
Net interest margin(4)			4.15%			4.49%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Year Ended December 31,
	2013			2012
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,699,614	$96,768	5.69%	$1,611,557	$96,803	6.01%
Securities available-for-sale	543,697	15,184	2.79%	502,416	15,170	3.02%
Securities held-to-maturity	667	54	8.10%	2,622	171	6.52%
Interest-bearing deposits	63,566	211	0.33%	77,851	259	0.33%
Total earning assets	2,307,544	112,217	4.86%	2,194,446	112,403	5.12%
Other assets	354,058			316,485
Total assets	$2,661,602			$2,510,931

Liabilities
Interest-bearing deposits
Demand deposits	$361,979	$240	0.07%	$306,019	$185	0.06%
Savings deposits	516,247	584	0.11%	471,406	556	0.12%
Time deposits	772,741	7,999	1.04%	776,901	9,231	1.19%
Total interest-bearing deposits	1,650,967	8,823	0.53%	1,554,326	9,972	0.64%
Borrowings
Federal funds purchased	632	2	0.32%	490	2	0.41%
Retail repurchase agreements	69,141	265	0.38%	78,608	449	0.57%
Wholesale repurchase agreements	51,885	1,890	3.64%	55,163	2,023	3.67%
FHLB advances and other borrowings	169,632	6,854	4.04%	175,333	7,154	4.08%
Total borrowings	291,290	9,011	3.09%	309,594	9,628	3.11%
Total interest-bearing liabilities	1,942,257	17,834	0.92%	1,863,920	19,600	1.05%
Noninterest-bearing demand deposits	342,919			286,950
Other liabilities	20,815			25,160
Total liabilities	2,305,991			2,176,030
Stockholders' equity	355,611			334,901
Total liabilities and stockholders' equity	$2,661,602			$2,510,931
Net interest income, tax equivalent		$94,383			$92,803
Net interest rate spread(3)			3.94%			4.07%
Net interest margin(4)			4.09%			4.23%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended December 31,
	2013		2012
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$24,097	5.60%	$28,231	6.43%
Accretion income	4,395		8,160
Less: cash accretion income	1,796		2,020
Non-cash accretion income	2,599		6,140
Loans, excluding non-cash accretion income	21,498	5.00%	22,091	5.03%
Other earning assets	3,929	2.77%	3,721	2.35%
Total earning assets	25,427	4.45%	25,812	4.32%
Total interest-bearing liabilities	4,272	0.89%	5,120	1.01%
Net interest income, tax equivalent	$21,155		$20,692
Net interest rate spread(3)		3.56%		3.31%
Net interest margin(4)		3.70%		3.46%

	Year Ended December 31,
	2013		2012
		Average Yield/		Average Yield/
	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$96,768	5.69%	$96,803	6.01%
Accretion income	15,472		12,871
Less: cash accretion	7,023		4,158
Non-cash accretion	8,449		8,713
Loans, excluding non-cash accretion	88,319	5.20%	88,090	6.01%
Other earning assets	15,449	2.54%	15,600	2.68%
Total earning assets	103,768	4.50%	103,690	4.73%
Total interest-bearing liabilities	17,834	0.92%	19,600	1.05%
Normalized net interest income, tax equivalent	$85,934		$84,090
Normalized net interest rate spread(3)		3.58%		3.67%
Normalized net interest margin(4)		3.72%		3.83%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

13